TIDAL TRUST III 485BPOS

Exhibit 99.(h)(iv)(i)

FIRST AMENDMENT TO THE
TIDAL TRUST III
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of July 11, 2024, as amended, (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

•	TradersAI Large Cap Equity & Cash ETF
•	Rockefeller Opportunistic Municipal Bond ETF
•	Rockefeller California Municipal Bond ETF
•	Rockefeller New York Municipal Bond ETF
•	Rockefeller Global Equity ETF
•	Rockefeller U.S. Small-Mid Cap ETF
•	4E Quality Growth ETF
•	GammaRoad Market Navigation ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley
Name:	Eric Falkeis	Name:	Gregory Farley
Title:	President	Title:	Sr. Vice President
Date:	7/29/2024	Date:	July 30, 2024

1

Exhibit A to the
Fund Accounting Servicing Agreement

Separate Series of Tidal Trust III

Name of Series:

Unity Wealth Partners Dynamic Capital ETF

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF

Rockefeller California Municipal Bond ETF

Rockefeller New York Municipal Bond ETF

Rockefeller Global Equity ETF

Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

2